UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

The Company anticipates seeking stockholder approval of an additional reverse stock split in the range of 1-for-3 to 1-for-20 at a special meeting of stockholders in January 2025 (the “January 2025 Reverse Split Proposal”).

Effective as of December 24, 2024, the board of directors of our company amended our bylaws to reduce the required number of shares of voting stock to be present at a meeting to constitute quorum from a majority to 33-1/3% of our outstanding common stock. In addition, effective as of such date, the Company sold and issued to Brandon Elster, its President and Chief Development Officer, one share of Series B Preferred Stock for $100.00, pursuant to the terms of a securities purchase agreement of even date (the “Purchase Agreement”).

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series B Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series B Certificate of Designation (as defined below) is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series B Preferred Stock, stockholder approval of the January 2025 Reverse Split required the affirmative approval of a majority of the voting power of the outstanding shares of common stock. Following the issuance of the Series B Preferred Stock, stockholder approval of the January 2025 Reverse Split Proposal requires affirmative approval from a majority of the voting power of the shares of common stock and the share of Series B Preferred Stock, voting together as a single class. The Purchaser will cast the votes represented by the share of Series B Preferred Stock on the January 2025 Reverse Split Proposal in a manner that mirrors the votes cast by holders of common stock on such proposal. Prior to the issuance of the share of Series B Preferred Stock, abstentions and any other non-votes would have had the same effect as a vote against the January 2025 Reverse Split Proposal. Following the issuance of the share of Series B Preferred Stock, abstentions and any other non-votes on the January 2025 Reverse Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series B Preferred Stock has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of common stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series B Preferred Stock votes are cast.

Prior to the revision of our bylaws by our board of directors, our bylaws required a majority of our outstanding common stock to be present at a meeting to constitute a quorum. The amendment to the bylaws noted above reduced the quorum requirement from a majority to 33-1/3% of our outstanding common stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2024, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series B Certificate of Designation designates one share of the Company’s preferred stock as Series B Preferred Stock, and establishes and designates the preferences, rights and limitations thereof. The Series B Certificate of Designation became effective upon filing.

Pursuant to the Series B Certificate of Designation, the share of Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The share of Series B Preferred Stock shall not be entitled to receive dividends. The share of Series B Preferred Stock will have 20,000,000 votes, but has the right to vote only on the January 2025 Reverse Stock Split Proposal until such time as the January 2025 Reverse Split Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to the January 2025 Reverse Split Proposal in which its votes are cast for and against such proposal in the same proportion as shares of common stock are voted for and against such proposal (with any shares of common stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against proposal) and (ii) unless the holders of 33-1/3% of the outstanding shares of common stock are present, in person or by proxy, at the meeting of stockholders at which the proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series B Preferred Stock will vote together with the common stock as a single class on such proposal. The Series B Preferred Stock has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series B Preferred Stock will be entitled to receive, before any payment is made to the holders of common stock by reason of their ownership thereof, an amount equal to $100.00.

The outstanding share of Series B Preferred Stock will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of the January 2025 Reverse Split Proposal.

The foregoing summary of the Purchase Agreement and Certificate of Designation for the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing summary of the Series B Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Designation (Series B Preferred Stock)
10.1	Securities Purchase Agreement (one share of Series B Preferred Stock)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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